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                                                                   EXHIBIT 21.1

                               GSI LUMONICS INC.
                       SUBSIDIARIES AS OF MARCH 15, 2001


DIRECT SUBSIDIARIES, 100% OWNED BY GSI LUMONICS INC.        LOCATION
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GSI Lumonics Corporation                                    US
GSI Lumonics Limited                                        UK
Lumonics Systems (S) Pte. Ltd.                              Singapore
GSI Lumonics GmbH                                           Germany
GSI Lumonics Hungary Trade Company Limited by Shares        Hungary
Lumonics (Barbados) Inc.                                    Barbados
124988 Ontario Inc.                                         Canada
GSI Lumonics Japan KK                                       Japan
WavePrecision Inc.                                          Canada


INDIRECT SUBSIDIARIES, 100% OWNED BY GSI LUMONICS INC.
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GSI Lumonics, EURL                                          France
Lumonics FSC Corporation                                    Barbados
Lumonics do Brazil Limitada                                 Brazil
WavePrecision Corp.                                         US
General Scanning Inc.                                       US
GSI Lumonics Asia Pacific Ltd.                              Hong Kong
General Scanning Limited                                    UK
GSI Lumonics Trust Inc.                                     US
GSLI Investments, Inc.                                      US
GSI Lumonics Engineering Inc.                               US
General Scanning Securities Corp.                           US
GSI Export Corp.                                            US